UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212)-537-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

FaceBank Group, Inc., a Florida corporation (the “Company” or “FaceBank”) previously reported its sale of 2,961,616 shares of its common stock (“Common Stock”) at a purchase price of $7.00 per share (the “Previously Reported Shares”) and issuance of warrants to purchase 2,961,616 shares of Common Stock with an exercise price of $7.00 per share (the “Previously Reported Warrants”) for an aggregate purchase price of $20,731,312.00. FaceBank hereby reports its sale of an incremental 774,306 shares of Common Stock at a purchase price of $7.00 per share (the “Incremental Shares”) and issuance of warrants to purchase 774,306 shares of Common Stock with an exercise price of $7.00 per share (the “Incremental Warrants”). The Previously Reported Shares and Incremental Shares, totaling 3,735,922 shares of Common Stock (the “Total Shares”), and the Previously Reported Warrants and Incremental Warrants (“Total Warrants’), covering a total of 3,735,922 shares of Common Stock, were sold by FaceBank for an aggregate purchase price of $26,151,454.00 in an unregistered offering.

The sale and issuance of the Total Shares and the Total Warrants were made in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act. The Company sold the Purchased Shares to “accredited investors” as defined in Rule 501(a) of the Securities Act and did not engage in a general solicitation or advertising with respect to the issuance and sale of the Purchased Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACEBANK GROUP, INC.

Date: June 16, 2020	By:	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer